UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 30, 2010

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of AT&T Inc. was held on April 30, 2010, in Chattanooga, Tennessee. Stockholders representing 4,565,548,776 shares, or 77.26%, of the common shares outstanding as of the March 2, 2010 record date were present in person or were represented at the meeting by proxy.  Final voting results are shown below.  The percentages set out in the tables represent the ratio of the For or Against votes to the total votes cast.  An abstention is not considered a cast vote.

Directors elected at the meeting (required the affirmative vote of a majority of the votes cast):

	Votes Cast For		Votes Cast Against
Nominee	Number	%	Number	%	Abstain	Broker Non-Votes
Randall Stephenson	3,512,498,431	96.84	114,512,836	3.16	29,574,895	908,962,614
Gilbert F. Amelio	3,527,075,652	97.27	98,935,582	2.73	30,574,927	908,962,614
Reuben V. Anderson	3,569,466,893	98.44	56,694,385	1.56	30,424,883	908,962,614
James H. Blanchard	3,538,680,112	97.58	87,731,339	2.42	30,174,711	908,962,614
Jaime Chico Pardo	3,536,552,119	97.56	88,341,797	2.44	31,692,245	908,962,614
James P. Kelly	3,572,381,773	98.50	54,349,037	1.50	29,855,351	908,962,614
Jon C. Madonna	3,575,520,655	98.62	50,018,736	1.38	31,046,770	908,962,614
Lynn M. Martin	3,547,080,604	97.79	80,008,415	2.21	29,497,142	908,962,614
John B. McCoy	3,553,952,773	98.01	72,181,221	1.99	30,452,168	908,962,614
Joyce M. Roché	3,551,780,071	97.93	74,934,069	2.07	29,872,021	908,962,614
Laura D’Andrea Tyson	3,516,698,919	96.95	110,816,721	3.05	29,070,521	908,962,614
Patricia P. Upton	3,495,234,583	96.37	131,510,656	3.63	29,840,922	908,962,614

Approval of the following proposals required the affirmative vote of a majority of the votes cast.  Other than the ratification of the independent auditors, the following proposals were submitted by stockholders.

	Votes Cast For		Votes Cast Against
Proposal	Number	%	Number	%	Abstain	Broker Non-Votes
Ratification of Ernst & Young LLP as Independent Auditors	4,456,783,484	98.17	83,067,387	1.83	25,697,904
Cumulative Voting	1,195,130,675	33.17	2,407,749,771	66.83	53,705,716	908,962,614
Pension Credit Policy	1,510,400,296	41.97	2,088,352,578	58.03	57,833,288	908,962,614
Advisory Vote On Compensation	1,668,226,861	46.75	1,900,268,992	53.25	88,089,709	908,963,214
Special Stockholder Meetings	1,557,659,756	43.35	2,035,951,001	56.65	62,973,300	908,964,719

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: May 4, 2010	By: /s/ John J. Stephens John J. Stephens Senior Vice President and Controller